UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2025

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-284566	86-3123526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Rockefeller Plaza, Suite 2050

New York, NY 10112

(Address of principal executive offices)

(475) 282-0861

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2025, StratCap Digital Infrastructure REIT, Inc. (the “Company”), through its operating partnership, SWIF II Operating Partnership, LP (the “Operating Partnership”), (i) pursuant to an Equity Interest Purchase Agreement, dated as of December 22, 2025 (the “Vogue Purchase Agreement”), by and among EverLink Towers, LLC, a Delaware limited liability company (“Purchaser”), the Operating Partnership, Vogue Towers II, LLC, a wholly owned subsidiary of the Operating Partnership (“Vogue Towers II”), and, solely for the purposes of certain sections thereof, the Company, sold and transferred all of the issued and outstanding equity interests in Vogue Towers II to Purchaser (the “Vogue Transaction”), and (ii) pursuant to an Equity Interest Purchase Agreement, dated as of December 22, 2025 (the “SDIR Towers Purchase Agreement” and, together with the Vogue Purchase Agreement, the “Purchase Agreements”), by and among Purchaser, the Operating Partnership, SWIF II Towers Co. Intermediate HoldCo II, LLC, a wholly owned subsidiary of the Operating Partnership (“Towers II Holdco” and together with the Operating Partnership, the “Sellers”), SWIF II Investment Co. Towers II, LLC, a wholly owned subsidiary of Towers II Holdco (“Towers II”), SWIF II Investment Co. Towers I, LLC, a wholly owned subsidiary of the Operating Partnership (“Towers I” and, together with Towers II and Vogue Towers II, the “Acquired Companies”), and, solely for the purposes of certain sections thereof, the Company, sold and transferred all of the issued and outstanding equity interests in Towers II and Towers I, respectively, to Purchaser (the “SDIR Towers Transaction” and, together with the Vogue Transaction, the “Transactions”).

Immediately prior to the closing of the Transactions, the Acquired Companies owned 100% of the fee simple interest in 48 towers with associated ground leases or easements, 68 tenant leases and other related assets. The aggregate purchase price for the Transactions was approximately $55.1 million in cash. As described in further detail in each Purchase Agreement, the purchase prices will be subject to certain post-closing adjustments, including with respect to (i) the cash flows of the applicable Acquired Companies’ wireless tower assets as of the closing of the Transactions, (ii) prepaid costs and expenses related to certain of Vogue Towers II’s wireless tower assets under development, (iii) indebtedness and (iv) transaction expenses. The Transactions resulted in net cash proceeds to the Company of approximately $38.5 million after (x) closing costs and closing adjustments and (y) repayment of indebtedness secured by or allocated to the assets that were held by the Acquired Companies immediately prior to the closing of the Transactions.

The Purchase Agreements contain customary representations, warranties and covenants. Subject to certain exceptions and limitations, the Sellers and Purchaser have agreed to indemnify each other for breaches of representations and warranties and covenants and other specified matters contained in the respective Purchase Agreements. The Company has also agreed to guarantee the payment and performance by the Sellers of their respective indemnification obligations under the Purchase Agreements.

The Purchase Agreements contain restrictive covenants pursuant to which the Sellers and the Company shall not, for the five-year period following the closing of the Transactions, directly or indirectly (including through their respective controlled affiliates), (a) solicit tenants of the Acquired Companies for the purpose of or to the Knowledge of the Sellers (as defined in the Purchase Agreements), having the effect of, having such tenants terminate or not renew the applicable tenant leases in order to enter into new leases with the Sellers or the Acquired Companies or any controlled affiliate of the Sellers or the Acquired Companies with respect to any wireless tower, wireless tower site or other similar telecommunications facility owned or leased by the Sellers or the Acquired Companies or such controlled affiliate of the Sellers or the Acquired Companies that is located within a radius of one mile from any wireless tower of the Acquired Companies existing at the closing of the Transactions or (b) correspond with the landlord of any wireless tower of the Acquired Companies with respect to any wireless tower, or purchase, lease or acquire (or attempt to purchase, lease or acquire), any interest in any real estate underlying any wireless tower of the Acquired Companies existing at the closing of the Transactions.

The foregoing descriptions of the Purchase Agreements are only summaries and are qualified in their entirety by reference to the complete text of the Purchase Agreements, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 in its entirety.

Item 7.01. Regulation FD Disclosure.

On December 22, 2025, the Company issued a press release announcing the completion of the dispositions under the Purchase Agreement, which is attached hereto as Exhibit 99.1. The press release attached hereto as Exhibit 99.1 is incorporated by reference in this Item 7.01.

The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of, or otherwise subject to, liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

On December 22, 2025, the board of directors of the Company authorized daily gross distributions to the Company’s stockholders of record as of the close of business on each day of the period commencing on January 1, 2026 through March 31, 2026 for each class of shares of the Company’s common stock in the amount of $0.001479452 per share.

The distributions will be paid or reinvested in shares of common stock on a monthly basis in arrears, net of, as applicable, stockholder servicing fees that are payable monthly with respect to certain classes of shares of our common stock.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties and other factors, both general and specific to the matters discussed in or incorporated herein, some of which are beyond the Company’s control. These risks, uncertainties and other factors may cause the Company’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent periodic and current reports filed with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information:

The accompanying Pro Forma Consolidated Balance Sheet as of September 30, 2025 presents the Company’s historical amounts, adjusted for the effects of the Transactions (as defined above), as if the Transactions had occurred on September 30, 2025. The accompanying Pro Forma Consolidated Balance Sheets are unaudited and are not necessarily indicative of what the Company’s actual financial position would have been had the Transactions actually occurred on September 30, 2025, nor does it purport to represent the Company’s future financial position.

The accompanying Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2025 and the years ended December 31, 2024 and 2023 present the Company’s historical amounts, adjusted for the effects of the Transactions, as if the Transactions had occurred on January 1, 2023. The accompanying Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2025 and as of the years ended December 31, 2024 and 2023 are unaudited and are not necessarily indicative of what the Company’s actual results of operations would have been had the Transactions actually occurred on January 1, 2023, nor do they purport to represent the Company’s and the Operating Partnership’s future results of operations.

These unaudited pro forma consolidated financial statements are not necessarily indicative of the Company’s expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in the Company’s portfolio of investments, capital structure, property level operating expenses and revenues, including returns received from investments and rents expected to be received pursuant to existing tenant contracts or tenant contracts that the Company may enter into, changes in interest rates and other reasons. Actual future results are likely to be different from amounts presented in these unaudited pro forma consolidated financial statements and such differences may be significant.

These unaudited pro forma condensed consolidated financial statements of the Company as of and for the nine months ended September 30, 2025 and as of the years ended December 31, 2024 and 2023 are filed as Exhibit 99.2 hereto and are incorporated by reference herein.

(d) Exhibits:

Exhibit No.	Description
10.1*

Equity Interest Purchase Agreement, dated as of December 22, 2025, by and among EverLink Towers, LLC, SWIF II Operating Partnership, LP, Vogue Towers II, LLC, and, solely for the purposes of certain sections thereof, StratCap Digital Infrastructure REIT, Inc.

10.2*

Equity Interest Purchase Agreement, dated as of December 22, 2025, by and among EverLink Towers, LLC, SWIF II Operating Partnership, LP, SWIF II Towers Co. Intermediate HoldCo II, LLC, SWIF II Investment Co. Towers II, LLC, SWIF II Investment Co. Towers I, LLC, and, solely for the purposes of certain sections thereof, StratCap Digital Infrastructure REIT, Inc.

99.1	Press Release, dated December 22, 2025
99.2	StratCap Digital Infrastructure REIT, Inc. unaudited pro forma consolidated financial statements
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

Date: December 22, 2025	By:	/s/ Michael Weidner
Name: Michael Weidner
Title: Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)